EXHIBIT 99
                                                                      ----------


Dear Shareholder:

Enterprise Bancorp, Inc. reported net income for the three months ended September 30, 2004 of $2.044 million compared to $1.863 million for the 2003 period, an increase of 10%. The growth was due primarily to an increase in net interest income, partially offset by declines in net gains realized on sales of investment securities and residential mortgage loans, and increases in non-interest expense.

Net income for the nine months ended September 30, 2004 was $5.503 million compared to $5.065 million for the 2003 period, an increase of 9%. The increase was due primarily to net interest income growth and lower tax expenses(1), which were partially offset by decreased net gains on sales of investment securities and residential mortgage loans, and increases in non-interest expenses and the provision for loan losses.

The company continued to experience strong growth over the prior year. Total assets at September 30, 2004 amounted to $826.0 million, an increase of 9% since September 30, 2003. Total loans grew to $552.0 million at September 30, 2004, an increase of 19% over the prior year. Deposits plus repurchase agreements amounted to $743.0 million at September 30, 2004, an increase of 9% over September 30, 2003. In addition, the Investment Management and Trust Group reported investment assets under management of $406.0 million, a 13% increase versus one year ago. Total assets, investment assets under management, and mortgage loans serviced for others amounted to $1.2 billion at September 30, 2004, an increase of 10% from September 30, 2003.

Commercial lending continued strong growth, reporting an increase of $53 million in outstanding commercial loan balances for the first nine months of 2004. It is interesting to note that in New England commercial loans for the acquisition of equipment and new machinery have increased this quarter, a hopeful sign that the "regional economy is regaining traction," as described by the Federal Reserve Chairman Alan Greenspan. To further service our commercial customers, the bank recently introduced a creative new product, the Business Payment Connection SM. Business owners now have an innovative cash management solution that creates positive cash flow for growing businesses. This product provides customers the opportunity to use a convenient paperless, management tool for purchasing, invoicing, payment, and tracking purposes. We welcome shareholder inquiries to Vice President Stephen Dolan concerning this new internet-based service, as it is a very attractive addition to our commercial product line.

We are pleased to report that our North Central region (Fitchburg & Leominster branches) has exceeded combined deposits and investment assets under management of $100 million. This is a significant milestone, and a tribute to the hard work and effort of our North Central team. Directors Ken Ansin and John Clementi, in conjunction with the North Central staff, hosted a reception on October 20 to thank our current business customers for their past support, and to encourage customers to refer potential new business relationships to the bank.


-------------------------
Business Payment Connection SM is a registered service mark.

Our business development team has been further enhanced by the addition of Juan Gomez. Juan recently joined Enterprise's Sales Department having served as Director of Business Development for Central Mass ACCION USA. Juan brings an extensive network of commercial relationships to his new responsibilities. A graduate of Assumption College, Juan currently serves as Vice Chairman of the City Council in Worcester, and is co-founder of the WNC-Minority Business Council. Juan will be involved in business development efforts in both the Merrimack Valley and the North Central regions.

The bank is committed to its steady expansion plans, seeking to select attractive new opportunities within a thirty-mile radius of our main office. In August we filed all necessary applications to open a full-service commercial branch at 130 Main Street (East Point Plaza) in Salem, NH. With a well-established branch network throughout the Merrimack Valley, Salem will mark Enterprise's entry into the southern New Hampshire market. Salem is recognized for its thriving business climate, and is the home to a large number of medical, legal and professional practices. The Salem market presents a great opportunity for an independent commercial bank like Enterprise, as area businesses and professionals have been the victims of recent bank merger and acquisition fever. Enterprise presents a strong alternative to mega-regional banking and we are well positioned to enter the Salem market. Joining the Enterprise Bank family in September, VP/Branch Manager Susan Covey brings over 17 years of banking experience in the Salem area. We will be announcing additional Salem team members shortly. Renovations to a former bank facility are currently in progress and we anticipate a late 2004 opening.

The Enterprise Bank family continues to receive recognition on a regional and local level. On October 22, Enterprise Bank was the recipient of the prestigious "Organization of the Year" award presented by the Boys & Girls Club of Billerica. This highly-regarded community event attracts a large group of civic and business leaders. We are proud of the many contributions the staffs of our Billerica branches have made to civic and charitable activities in the Billerica area. On a more personal level, we also share news with you about a member of the Dracut office. Sandi Cunha, along with her husband Ken, was honored on October 27 at Community Teamwork's annual "Local Heroes" event. Sandi has a long history of involvement in civic activities and currently serves as President of the Dracut Lions Club, and as a member of Dracut's Annual Old Home Day committee.

Kindly take a moment to review the enclosed business brochure. In the past, we have shared information with you about Enterprise's commitment to Lowell's revitalization, and we thought this piece is one more example of the role our bank plays in the life of the city. We are indeed proud to be part of the city's cultural, educational and economic rebirth as Lowell has truly become a destination city for growing businesses, and an attractive place for all to live and work.

To date, 2004 has brought many business opportunities for our bank. Enterprise Bank is strong and vibrant. Our business development culture, our reputation for service excellence, and our unwavering commitment to the bank's independence, are the cornerstones for future success.

Sincerely,




/s/ George L. Duncan     /s/ Richard W. Main            /s/ John P. Clancy, Jr.
--------------------     -------------------            -----------------------
George L. Duncan         Richard W. Main                John P. Clancy, Jr.
Chairman/Chief           President/Chief Lending        President/Enterprise
Executive Officer        Officer/Chief Operating        Bancorp Inc./EVP/
                         Officer                        Treasurer/Enterprise
                                                        Bank

(1) In March 2003, the company provided for $1.9 million in state tax expenses due to retroactive assessments related to changes in Massachusetts tax laws concerning the company's REIT subsidiary. In June 2003, the company subsequently reversed $0.8 million of the March tax expense. The reversal was due to a settlement agreement between the Massachusetts Department of Revenue and Enterprise Bank, along with approximately sixty-five other Massachusetts banks, regarding disputed retroactive assessments for 1999 through 2002. Under the terms of the settlement, the net tax expense recorded in 2003 related to prior periods was approximately $1.1 million.

                    Enterprise Bancorp, Inc. and Subsidiaries

                              STATEMENTS OF INCOME
                  (Dollars in thousands, except per share data)
                                   (unaudited)

                                                         Three Months Ended Sept. 30,     Nine Months Ended Sept. 30,
                                                       ------------------------------   -----------------------------
                                                            2004            2003              2004          2003
                                                       --------------  --------------   -------------  --------------
INTEREST AND DIVIDEND INCOME
    Loans                                                 $     8,391    $     7,065    $    23,576    $    20,987
    Investment securities                                       1,830          1,428          5,311          5,986
    Short term investments                                        147            155            232            242
                                                          -----------    -----------    -----------    -----------

       Total interest and dividend income                      10,368          8,648         29,119         27,215
                                                          -----------    -----------    -----------    -----------

INTEREST EXPENSE
    Deposits                                                    1,681          1,597          4,657          5,168
    Repurchase agreements                                          11              3             37              9
    Federal Home Loan Bank borrowings                              13             24             81             70
    Junior subordinated debentures                                294            294            883            883
                                                          -----------    -----------    -----------    -----------

       Total interest expense                                   1,999          1,918          5,658          6,130
                                                          -----------    -----------    -----------    -----------

NET INTEREST INCOME                                             8,369          6,730         23,461         21,085

    Provision for loan losses                                     300            233          1,350            833
                                                          -----------    -----------    -----------    -----------

    Net interest income after provision for loan losses         8,069          6,497         22,111         20,252

    Non-interest income                                         1,508          1,666          4,636          4,943
    Net gains on sales of investment securities                    (2)           314            638          1,869
    Operating expenses                                         (6,373)        (5,643)       (18,746)       (17,308)
                                                          -----------    -----------    -----------    -----------

    Income before provision for income taxes                    3,202          2,834          8,639          9,756

    Provision for income taxes                                  1,158            971          3,136          4,691
                                                          -----------    -----------    -----------    -----------

NET INCOME                                                $     2,044    $     1,863    $     5,503    $     5,065
                                                          ===========    ===========    ===========    ===========

EARNINGS PER SHARE
Basic earnings per common share                           $      0.56    $      0.52    $      1.51    $      1.42
                                                          ===========    ===========    ===========    ===========

Diluted earnings per common share                         $      0.53    $      0.50    $      1.45    $      1.37
                                                          ===========    ===========    ===========    ===========

Dividend per common share (1)                             $      0.00    $      0.00    $      0.43    $      0.38
                                                          ===========    ===========    ===========    ===========

Basic weighted average common shares outstanding (2)        3,676,922      3,591,374      3,636,209      3,556,541
                                                          ===========    ===========    ===========    ===========

Diluted weighted average common shares outstanding          3,824,270      3,746,889      3,797,848      3,695,686
                                                          ===========    ===========    ===========    ===========

(1) Annual dividends are generally declared in the second quarter of each fiscal year.

(2) Weighted average common shares outstanding have increased due to the exercise of employee stock options and reinvestment of dividends from the dividend reinvestment plan.

                    Enterprise Bancorp, Inc. and Subsidiaries

                                 BALANCE SHEETS
                             (Dollars in thousands)
                                   (unaudited)


                                                      September 30,    December 31,   September 30,
                                                          2004             2003           2003
                                                    ---------------   -------------  -------------
ASSETS
    Cash and due from banks                            $    27,902    $    31,102    $    29,490
    Short term investments                                  39,170         14,000         67,500
    Investment securities                                  187,955        196,308        170,189
    Loans                                                  551,955        488,839        465,409
       Allowance for loan losses                           (10,744)        (9,986)       (10,285)
                                                       -----------    -----------    -----------
       Net loans                                           541,211        478,853        455,124
                                                       -----------    -----------    -----------
    Bank premises and equipment                             11,645         12,429         12,826
    Intangible assets                                        6,430          6,530          6,563
    Other assets                                            11,713         12,323         16,785
                                                       -----------    -----------    -----------

TOTAL ASSETS                                           $   826,026    $   751,545    $   758,477
                                                       ===========    ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
    Deposits                                           $   740,423    $   660,824    $   678,414
    Repurchase agreements                                    2,605            954            936
    Federal Home Loan Bank borrowings                        6,932         20,470          5,470
    Junior subordinated debentures                          10,825         10,825         10,825
    Other liabilities                                        5,405          3,722         10,403
                                                       -----------    -----------    -----------
       Total liabilities                                   766,190        696,795        706,048
                                                       -----------    -----------    -----------

    Stockholders' equity                                    57,770         52,511         50,447
    Net unrealized appreciation on investment
       securities, net of taxes                              2,066          2,239          1,982
                                                       -----------    -----------    -----------
       Total stockholders' equity                           59,836         54,750         52,429
                                                       -----------    -----------    -----------

 TOTAL LIABILITIES &  STOCKHOLDERS' EQUITY             $   826,026    $   751,545    $   758,477
                                                       ===========    ===========    ===========

    Investment assets under management                 $   405,953    $   375,297    $   359,317
                                                       ===========    ===========    ===========

    Mortgage loans serviced for others                 $    14,862    $    15,077    $    15,886
                                                       ===========    ===========    ===========

    Total assets, investment assets under management
      and mortgage loans serviced for others           $ 1,246,841    $ 1,141,919    $ 1,133,680
                                                       ===========    ===========    ===========